UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A INFORMATION

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Sunpeaks Ventures, Inc.

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SUNPEAKS VENTURES, INC.

9337 Fraser Avenue

Silver Spring, MD 20910

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 28, 2012

TO OUR SHAREHOLDERS:

You are cordially invited to attend the 2012 Annual Meeting of the Shareholders of Sunpeaks Ventures, Inc. (the “Company”) to be held on Friday, December 28, 2012, at 10:00 AM, Eastern Standard Time, at our sales office located at 2413 Linden Lane, Silver Spring, MD 20910, to consider and act upon the following proposals, as described in the accompanying Proxy Statement:

1.

To elect one (1) director to serve until the next Annual Meeting of Shareholders and thereafter until his successor(s) is elected and qualified;

2.

To amend to the Articles of Incorporation of the Company to change the name of the Company to Pharmagen, Inc.; and

3.

To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.  The Board of Directors has fixed the close of business on Wednesday, November 7, 2012, as the record date for Shareholders entitled to notice of and to vote at this meeting and any adjournments thereof.

By Order of the Board of Directors

________________________________

Mackie Barch, President

November 21, 2012

Silver Spring, Maryland

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE ENTITLED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT TO OUR TRANSFER AGENT AT THE ADDRESS PROVIDED THEREON.  YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND DESIRE TO VOTE YOUR SHARES PERSONALLY AT THAT TIME.

SUNPEAKS VENTURES, INC.

9337 Fraser Avenue

Silver Spring, MD 20910

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PROXY STATEMENT

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GENERAL INFORMATION

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

The enclosed Proxy is solicited by the Board of Directors of Sunpeaks Ventures, Inc. (the “Company” or “Sunpeaks”) for use in connection with the Annual Meeting of Shareholders to be held at 2413 Linden Lane, Silver Spring, MD 20910, on Friday, December 28, 2012 at 10:00 AM Eastern Standard Time, and at any and all adjournments thereof for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

The persons named as proxies were designated by the Board of Directors (the “Board”) and are officers or directors of the Company.  Any Proxy may be revoked or superseded by executing a later Proxy or by giving notice of revocation in writing prior to, or at, the Annual Meeting, or by attending the Annual Meeting and voting in person.  Attendance at the meeting will not in and of itself constitute revocation of the Proxy.  All Proxies that are properly completed, signed and returned to the Company prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the Proxy.  If a choice is not specified in the Proxy, the Proxy will be voted:

1.

FOR election of one (1) director to serve until the next Annual Meeting of Shareholders and thereafter until his successor(s) is elected and qualified; and

2.

FOR the amendment to the Articles of Incorporation of the Company to change the name of the Company to Pharmagen, Inc.

Officers of the Company or their designees will tabulate votes cast at the Annual Meeting.  A majority of shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting.  Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately.  “Broker non-votes” are shares of voting stock held in record name by brokers and nominees concerning which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter.  Although abstentions and broker non-votes are not counted either “FOR” or “AGAINST” any proposals, if the number of abstentions or broker non-votes results in the votes “FOR” a proposal not equaling at least a majority of the votes required for the proposal, the proposal will not be approved.  This will be the case even though the number of votes “FOR” the proposal exceeds the number of votes “AGAINST” the proposal.

If any other matters are properly presented at the Annual Meeting for action, the persons named in the enclosed form of proxy will have discretion to vote on such matters in accordance with their best judgment.  The Company does not know of any matters other than those set forth above that will be presented at the Annual Meeting.

This Proxy Statement and the accompanying Proxy are being mailed to shareholders on or about November 21, 2012.  The entire cost of the solicitation of Proxies will be borne by the Company.  It is contemplated that this solicitation will be primarily by mail.  In addition, some of the officers, directors and employees of the Company may solicit Proxies personally or by telephone or facsimile.  Officers and employees soliciting proxies will not receive any additional compensation for their services.  The Company will reimburse brokers and other nominees for their reasonable out-of-pocket expenses incurred in forwarding solicitation material to beneficial owners of shares held of record by such brokers or nominees.

DISSENTER’S RIGHTS

Under the Nevada Revised Statutes, our stockholders are not entitled to dissenters’ rights with respect to any matter to be acted upon, and the Company will not independently provide stockholders with any such right.

OUTSTANDING SHARES AND VOTING RIGHTS

The only voting class of the Company’s equity securities currently outstanding is its Common Stock and Class A Preferred Stock.  Shareholders of record at the close of business on November 7, 2012 are entitled to one vote for each share of Common Stock held by them and one hundred votes per share of Class A Preferred Stock.  As of November 7, 2012, there were [373,549,531] shares of Common Stock outstanding and 3,000,000 shares of Class A Preferred Stock outstanding.  As a result, the total number of votes possible is [673,549,531], of which 474,000,000, or approximately 70%, are held by our sole officer and director, Mackie Barch.  Each of the proposals must be approved by a majority of the shares of the Company’s Stock present or represented and entitled to vote at the meeting.

PROPOSAL ONE

SELECTION OF DIRECTORS

Directors are elected by the shareholders at each annual meeting to hold office until their respective successors are elected and qualified, and need not be shareholders of the Company or residents of the State of Nevada.  Directors may receive compensation for their services as determined by the Board of Directors.  See “Compensation of Directors.”  The number of Directors shall be set by the Board of Directors.  Presently, the Board consists of one (1) member, namely Mackie Barch.  All of the above-mentioned directors have chosen to stand for re-election and have been nominated for re-election by the Board.  No other persons have been nominated for election to the Board.

Directors are elected by a plurality vote of shares present in person or represented by proxy at the meeting.  This means that the director nominee with the most votes for a particular slot on the board is elected for that slot.  In an uncontested election for directors, the plurality requirement is not a factor.

Although management of the Company expects that each of the following nominees will be available to serve as a director, in the event that any of them should become unavailable prior to the shareholders meeting, a replacement will be appointed by a majority of the then-existing Board of Directors.  Management has no reason to believe that any of its nominees, if elected, will be unavailable to serve.  All nominees are expected to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Nominees For Election As Director

The following table sets forth certain information with respect to persons nominated by the Board of Directors of the Company for election as Directors of the Company and who will be elected following the annual shareholders meeting:

Name	Age	Position(s)

Mackie Barch	37	President, CEO, CFO, Treasurer, Secretary, and Director

Mackie Barch, age 37, is our sole officer and director, and co-founder of Healthcare Distribution Specialist, which is our wholly-owned subsidiary.  Before launching HDS, Mr. Barch co-founded Global Nutritional Research LLC (GNR) in July 2007, which manufactures over-the-counter products for a specific disease based on Rx/OTC interaction, and continues to work with GNR but GNR currently has de minis assets and operations. The Company purchase products from GNR, and may continue to do so in the future.  Prior to founding HDS and GNR, from late 2006 to 2007, Mr. Barch was involved in numerous financial and operational aspects of Global Pharmaceutical Sourcing (GPS).  Prior to working for GPS, Mr. Barch was employed as Assistant Vice President in institutional equities at Friedman, Billings, & Ramsey (FBR), an investment bank and broker-dealer, from 2001 to 2006.  During his career, Mr. Barch has participated in numerous equity offerings.  Mr. Barch graduated the University of Colorado-Boulder with a BA in Economics.  Mr. Barch is currently an elected official in the State of Maryland, serving as a City Council Member in Kensington, MD, and has been since his election in 2009.  The Company determined that Mr. Barch’s background with HDS and in the pharmaceutical and finance industries made him the ideal candidate for appointment to the board of directors and as an officer of the Company.  Mr. Barch was also President of the National Blood Clot Alliance Chapter in Washington, D.C., hosting charity events to raise awareness about the prevalence of Thrombophilia and clot prevention.

Family Relationships

There are no family relationships between any of our officers or directors.

Other Directorships

Other than as set forth above, none of our officers and directors is a director of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Committees

Our Board of Directors does not have an audit, compensation, or any other committees.

Board Meetings

During the fiscal year ended December 31, 2011, the Board of Directors did not meet formally, but instead took action by written consent on numerous occasions.

Code of Ethics

We have not adopted a written code of ethics, primarily because we believe and understand that our officers and directors adhere to and follow ethical standards without the necessity of a written policy.

Compensation of Directors

At the present time, members of the board of directors are not compensated for their services to the board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES PRESENTED HEREIN.

PROPOSAL TWO

AMENDMENT TO THE COMPANY’S

ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO PHARMAGEN, INC.

Name Change

General

On November 5, 2012, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest and directed that there be submitted to the shareholders of the Company’s voting stock for approval, the prospective amendment to Article One of the Company’s Articles of Incorporation to change the name of the Company to Pharmagen, Inc. (the “Name Amendment”).

Reasons for the Name Amendment

As a general matter, the Board of Directors does not believe the current name properly reflects the business operations of the Company.  Therefore, the Board of Directors approved the name change as a means to better position the Company in its current business operations.  By changing the name of the Company to Pharmagen, Inc., the Company will be in a better position to achieve the desired success in the health-related industry.

As a result of the name change, our stock trading symbol will also change.  The new symbol will be assigned by FINRA.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO ITS ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO PHARMAGEN, INC.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Name and Address	Common Stock Ownership(1)	Percentage of Common Stock Ownership(2)	Class A Preferred Stock Ownership(1)	Percentage of Class A Preferred Stock Ownership(3)	Percent of Total Voting Rights(5)(7)

Mackie Barch (4) 9337 Fraser Ave. Silver Spring, MD 20910	174,000,000	46.58%	3,000,000	100.0%	70.37%

Whetu, Inc. (6) P.O. Box 832-0816 World Trade Centre Panama City, Republic of Panama	50,000,000	13.39%	-	-	7.42%

All Officers and Directors as a Group (1 Person)	174,000,000	46.58%	3,000,000	100%	70.37%

(1)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right.  The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)

Based on [373,549,531] shares of common stock issued and outstanding as of November 7, 2012.

(3)

Based on 3,000,000 shares of Class A Preferred Stock issued and outstanding as of November 7, 2012.

(4)

Mackie Barch is the Company’s sole officer and director.  His beneficial ownership includes 174,000,000 common shares, and 3,000,000 Class A Preferred Shares and he acquired these shares pursuant to the Share Exchange Agreement entered into on February 13, 2012.  Combined, these shares represent a total of 474,000,000 out of [673,549,531] votes.  As a result, Mr. Barch controls a total of 70.37% of the votes on all matters brought before the Company’s shareholders for a vote.

(5)

Class A Preferred Shares have 100:1 voting rights and 5:1 conversion rights to common stock.

(6)

Evelyn Quintero has voting power over the shares held by Whetu, Inc.

(7)

Calculated based on total outstanding votes of the Company, including [373,549,531] votes held by the holders of our common stock and 300,000,000 votes held by the holders of our Class A Preferred Shares, for a total of 673,649,531 votes.

The issuer is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above.  There are no classes of stock other than as set forth above.

There are no current arrangements which will result in a change in control.

Directors and Executive Officers

The following table sets forth the names, ages, and biographical information of each of our current directors and executive officers, and the positions with the Company held by each person, and the date such person became a director or executive officer of the Company.  Our executive officers are elected annually by the Board of Directors.  The directors serve one-year terms until their successors are elected.  The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors.  Family relationships among any of the directors and officers are described below.

Name	Age	Position(s)

Mackie Barch	37	President, CEO, CFO, Treasurer, Secretary, and Director

Mackie Barch, age 37, is our sole officer and director, and co-founder of Healthcare Distribution Specialist, which is our wholly-owned subsidiary.  Before launching HDS, Mr. Barch co-founded Global Nutritional Research LLC (GNR) in July 2007, which manufactures over-the-counter products for a specific disease based on Rx/OTC interaction, and continues to work with GNR but GNR currently has de minis assets and operations.  The Company purchase products from GNR, and may continue to do so in the future.  Prior to founding HDS and GNR, from late 2006 to 2007, Mr. Barch was involved in numerous financial and operational aspects of the Global Pharmaceutical Sourcing (GPS).  Prior to working for GPS, Mr. Barch was employed as Assistant Vice President in institutional equities at Friedman, Billings, & Ramsey (FBR), an investment bank and broker dealer, from 2001 to 2006.  During his career, Mr. Barch has participated in numerous equity offerings including 144a, IPO and Secondary Offerings.  Mr. Barch graduated the University of Colorado-Boulder with a BA in Economics.  Mr. Barch is currently an elected official in the State of Maryland, serving as a City Council Member in Kensington, MD, and has been since his election in 2009.  The Company determined that Mr. Barch’s background with HDS and in the pharmaceutical and finance industries made him the ideal candidate for appointment to the board of directors and as an officer of the Company.  Mr. Barch was also President of the National Blood Clot Alliance Chapter in Washington, D.C., hosting charity events to raise awareness about the prevalence of Thrombophilia and clot prevention.

Family Relationships

There are no family relationships between any of our officers or directors.

Other Directorships

Other than as set forth above, none of our officers and directors is a director of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based on a review of the Company’s Section 16 filing with the SEC, the Company believes that a shareholder who is an owner of more than ten percent of its common stock has failed to make its required filings.

Description of Securities

Our authorized capital stock consists of 550,000,000 shares of common stock, par value $0.001, and 50,000,000 shares of preferred stock, par value $0.001.  As of the Record Date, there are [373,549,531] shares of our common stock issued and outstanding, and 3,000,000 shares of our Class A Preferred Stock issued and outstanding.

Common Stock.  The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs.  Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights.  Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.  Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock.  The Company’s Articles of Incorporation authorize the issuance of 50,000,000 shares of Preferred Stock.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Class A Preferred Stock

On November 3, 2011 we designated twenty five million (25,000,000) shares of the Preferred Stock as Class A Preferred Stock.  Our Class A Preferred Stock has liquidation preference over our common stock, voting rights of 100 votes per share, with each share convertible into five (5) shares of our common stock.

Dividend Policy.  We have not paid any cash dividends on our common stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our common stock will be declared in the foreseeable future.  Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts.  Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

Outstanding Options, Warrants, and Convertible Instruments

There are no outstanding warrants or options to purchase our securities.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not currently have a stock option or grant plan.

Holders

As of November 7, 2012, there were [373,549,531] shares of our common stock issued and outstanding and held by 133 holders of record.

Transfer Agent.  The transfer agent for our common stock is Action Stock Transfer Company, 2469 East Fort Union Boulevard, Suite 214, Salt Lake City, Utah 84121, telephone (801) 274-1088.

Executive Compensation

At the present time, members of the board of directors are not compensated for their services to the board.

Summary Compensation Table

The following table sets forth the compensation paid to our executive officers during the years ended December 31, 2011 and 2010:

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)

Scott Beaudette (1)	Former Chairman, CEO and President	2011	20,000	-0-	-0-	-0-	-0-	-0-	-0-	20,000
		2010	20,000	-0-	-0-	-0-	-0-	-0-	-0-	20,000

Mackie Barch (2)	Current Chairman, CEO and President	2011	49,000	-0-	-0-	-0-	-0-	-0-	-0-	49,000
		2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)

Pursuant to Mr. Beaudette’s Management Agreement, he was to receive compensation of $5,000 per financial quarter.  On February 13, 2012 Mr. Beaudette resigned as officer and director of the Company.

(2)

On February 13, 2012, Mr. Mackie Barch was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.  As compensation for such services, Mr. Barch shall receive a monthly fee of $1,000 per calendar month.  Such fee shall be payable on the first day of each calendar month.  The compensation for Mr. Barch includes amounts paid to Mr. Barch by HDS, our wholly-owned subsidiary.  All compensation listed for the stated periods was paid by HDS.  HDS has no formal agreement with Mr. Barch and during 2011 it paid Mr. Barch what it could afford at various times up through October 1, 2011, including $4,000 in June 2011, $5,000 in July 2011, $7,000 in August 2011,and $6,000 in September 2011, for a total of $22,000 through October 1, 2011.  Starting on October 1, 2011, HDS paid Mr. Barch $9,000 per month for each of October 2011, November 2011 and December 2011.  The $22,000 HDS paid Mr. Barch from June 2011 to October 1, 2011, plus the $27,000 paid in October through December 2011, totaled the $49,000 Mr. Barch was paid by HDS in 2011.  Beginning on January 1, 2012, HDS began paying Mr. Barch $7,000 every two weeks, but there is no agreement to cover this payment.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Director Compensation

For the years ended December 31, 2011 and 2010, none of the members of our Board of Directors received compensation for his or her service as a director.  We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity.

Certain Relationships and Related Transactions, and Director Independence

Our wholly-owned subsidiary, HDS, had an arrangement with Healthrite Pharmaceuticals, a specialty pharmacy owned by our sole officer and director, Mr. Barch.  Pursuant to the arrangement, Healthrite would purchase directly from manufacturers and then resell the pharmaceutical products to HDS.  Recently, Healthrite notified us that due to the cost and effort to maintain a pharmaceutical license it has surrendered its pharmaceutical license and will no longer be buying and selling pharmaceuticals.  During the years ended December 31, 2011 and 2010, HDS purchased $1.1 million and $425,000, respectively, of inventory from HealthRite, which was then resold to customers.  During 2010 and the first half of 2011, we resold the drugs we purchased from Healthrite at the same price we purchased them, basically acting as the selling arm of Healthrite.  This was done since we had certain licenses to sell products in states where Healthrite did not have licenses and it enabled us to get additional name recognition.  Starting in mid 2011 we began marking up the product we purchased from Healthrite by 25% when we sold it to third-party purchasers.  We do not expect Healthrite’s decision to surrender its pharmaceutical license to have a material impact on our business.

On June 14, 2011, HDS entered into an asset acquisition agreement with Global Nutritional Research LLC (“GNR”), a limited liability company in Maryland controlled by Mr. Justin Barch, the brother of Mackie Barch, our sole officer and director.  Under the terms of the Agreement, HDS acquired all assets, properties, goodwill, and other rights related to GNR in exchange for assuming all debts currently held by GNR.  The Agreement was formally ratified and signed by us and GNR on August 12, 2011.  No additional consideration has been paid to Mr. Justin Barch in connection with this transaction, but Mr. Mackie Barch has promised Mr. Justin Barch 60,000,000 shares of Sunpeaks Ventures common stock of the 200,000,000 shares he acquired in the transaction with Sunpeaks Ventures, Inc. but there is no date by which the shares must be transferred and until the shares are actually transferred Mr. Mackie Barch has voting control over the shares.

During the years ended December 31, 2011 and 2010, HDS, an entity controlled by Mackie Barch, our sole officer and director, loaned us $200,100 and $0, respectively, which was used to fund our operations.  The $200,100 is proceeds HDS received from a loan from Eagle Bank.  HDS charged us the interest Eagle Bank charged HDS for the loan, which was $5,446 for 2011, based on a variable interest rate that will not be less than 5.5% per annum or more than the maximum rate allowed by law.  HDS did not charge us any additional interest on the loan other than what was charged to HDS by Eagle Bank.  There is no agreement between us and HDS to evidence this loan.  As a result we imputed interest expense of $5,866 and $0 on this loan during the years ended December 31, 2011 and 2010, respectively.

During December 31, 2011, Justin Barch, the brother of Mackie Barch, our sole officer and director, loaned us $75,000, which was used to fund our operations.  The $75,000 is proceeds Justin Barch received from a loan from Eagle Bank.  Justin Barch charged us the interest Eagle Bank charged Justin Barch for the loan, which was $420 for 2011, based on an interest rate of 6.5% per annum.  Justin Barch did not charge us any additional interest on the loan other than what was charged to Justin Barch by Eagle Bank.  There is no agreement between us and Justin Barch to evidence this loan.  As a result we imputed interest expense of $420 on this loan during the year ended December 31, 2011.

Additionally, ICAPP, LLC, an entity controlled by Mackie Barch and that was originally set up to be a holding company, loaned HDS $998, interest free.  This amount remains outstanding and is due on demand.

For 2011, the $100,647 owed to Healthrite for past drug purchases, the $200,100 owed on the loan from HDS, the $75,000 owed on the loan from Justin Barch, and the $998 owed to ICAPP, LLC, totals the $376,745 noted on our balance sheet as due to related party.

During 2011, Mackie Barch, our sole officer and director, was paid by HDS, our wholly-owned subsidiary, for the services he provided to HDS.  HDS has no formal agreement with Mr. Barch and during 2011 it paid Mr. Barch what it could afford at various times up through October 1, 2011, including $4,000 in June 2011, $5,000 in July 2011, $7,000 in August 2011,and $6,000 in September 2011, for a total of $22,000 through October 1, 2011.  Starting on October 1, 2011, HDS paid Mr. Barch $9,000 per month for each of October 2011, November 2011 and December 2011, totaling $27,000 for October – December 2011.  The $22,000 HDS paid Mr. Barch from June 2011 to October 1, 2011, plus the $27,000 paid in October through December 2011, totaled the $49,000 Mr. Barch was paid in 2011.  Beginning on January 1, 2012, HDS began paying Mr. Barch $7,000 every two weeks, but there is no agreement to cover this payment.

On October 9, 2012, we entered into an employment agreement with Mackie Barch, our sole officer and director.  Pursuant to the agreement with Mr. Barch (the “Agreement”), Mr. Barch will continue to serve as our Chief Executive Officer and Chairman of the Board.  The Agreement has a three (3) year term and will automatically renew for one (1) year periods unless we or Mr. Barch provide notice to the other at least ninety (90) days prior to the expiration of any term of the intention not to renew.  Mr. Barch will be compensated in the amount of $170,000 per year for the duration of the Agreement.  In the event Mr. Barch is terminated without cause or resigns for good reason, Mr. Barch shall be entitled to receive payment of one (1) year of his salary to be made in accordance with our normal payroll cycle.

None of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our directors or executive officers;

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above

We anticipate reviewing all related party transactions as they are presented to us, and we would not anticipate that such review procedures would be in writing until such time as our Board of Directors felt it was necessary.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2).  The OTCBB on which shares of common stock are quoted does not have any director independence requirements.  The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, we do not have any independent directors because Mackie Barch is our only director and he is also an executive officer of the Company.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Article Ten of our Articles of Incorporation provides that, the personal liability of the directors, officers and shareholders of the corporation is eliminated for damages for breach of fiduciary duty as a director or officer, except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or the payment of dividends in violation of Nevada Revised Statutes (N.R.S.) 78.300.

Article Ten of our Articles of Incorporation provides that, the corporation shall, to the fullest extent permitted by the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

AVAILABLE INFORMATION

A copy of our Current Report on Form 8-K, dated and filed with the Commission on October 18, 2012, is being mailed to our shareholders along with this notice.  Certain information may be incorporated by reference herein from our 8-K.

A copy of this Proxy Statement can be found on our website at www.sunpeaksventures.com.

We are subject to the informational requirements of the Securities Exchange Act of 1934.  In accordance with that act, we file reports, proxy statements and other information with the Securities and Exchange Commission.  These materials can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Copies of these materials can also be obtained from the Securities and Exchange Commission at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, or through the Commission’s web site at the following address:  http://www.sec.gov.  Our common stock trades on the Over the Counter Bulletin Board maintained by NASDAQ under the symbol “SNPK.”

By order of the Board of Directors

___________________________

Mackie Barch, President

November 21, 2012

Silver Spring, Maryland

EXHIBIT A

ARTICLES OF AMENDMENT

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Sunpeaks Ventures, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 is amended and restated in its entirety to read as follows:

"Company Name

1.1 The name of this corporation is Pharmagen, Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: majority

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11

Reset

A-1

PROXY

SUNPEAKS VENTURES, INC.

9337 Fraser Avenue

Silver Spring, MD  20910

www.sunpeaksventures.com

(THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

The undersigned hereby appoints MACKIE BARCH as proxy for the undersigned, with full power of substitution, who may act by unanimous vote of said proxies or their substitutes as shall be present at the meeting, or, if only one be present, then the one shall have all the powers hereunder, to represent and to vote, as designated herein (If no direction is made, this Proxy will be voted FOR all Proposals), all of the shares of Sunpeaks Ventures, Inc. (the “Company”) standing in the name of the undersigned, at the Annual Meeting of Shareholders of the Company to be held on December 28, 2012 at 10 AM, Eastern Standard Time, at 2413 Linden Lane, Silver Spring, MD  20910, and any adjournment thereof.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark your votes as indicated in this proxy

ITEM 1 - ELECTION OF DIRECTORS

NOMINEES:

The Board of Directors recommends a vote FOR the following Nominees

MACKIE BARCH	.	For All Nominees
	.	Withhold All Nominees
	.	Withhold Authority to Vote For
Any Individual Nominee. Write Name(s)
of Nominee(s) Below.

WITHHELD AUTHORITY FOR: (Write that nominee’s name in the space provided below).

_____________________________________________

	FOR	AGAINST	ABSTAIN
ITEM 2 - TO AMEND THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO PHARMAGEN, INC.	.	.	.

Signature(s)

_________________________________________________

Date _________________

_________________________________________________

(Print Name)

NOTE:  Please sign as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.